WILLETTS TO SPEAK AT SOUTHEAST 2006 SUPER-COMMUNITY BANK CONFERENCE

For Immediate release:  January 26, 2006

         Wilmington, NC--Frederick Willetts, III, Chairman and President of Cooperative Bankshares, Inc. (NASDAQ:"COOP") will be a guest speaker at the Southeast 2006 Super-Community Bank Conference in Atlanta, Georgia on February 7, 2006.

         The presentation will be accessible "live" during the conference on the Super-Community Bank Website www.super-communitybanking.com/se/webcast.htm. It
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will be available on archive on the website for 30 days. The presentation will also be posted at a later date on the bank's website at www.coop-bank.com.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina, and offices in North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

                           For additional information:
                             Frederick Willetts, III
                                  910-343-0181